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                                                                      EXHIBIT 99



                            P R E S S  R E L E A S E


                                                           For immediate release
                                                               November 13, 1998

                        AMERICAN SHARED HOSPITAL SERVICES
                                 COMPLETES SALE
                         OF DIAGNOSTIC IMAGING BUSINESS


San Francisco, November 13 ---

AMERICAN SHARED HOSPITAL SERVICES (AMEX,PCX: "AMS" for Common Stock) Friday said that the previously announced sale of its diagnostic imaging business to Alliance Imaging, Inc. was completed today.

Shareholders of the Company approved the sale at a Special Meeting held in San Francisco on Friday, November 13, 1998. The transaction Closed later the same day.

As part of the transaction American Shared repurchased 225,000 shares of its Common Stock held by General Electric Medical Systems, for $0.01 per share. After that repurchase, the Company has 4,544,384 shares of Common Stock issued and outstanding.

American Shared received $13,552,000 in cash from the sale. After paying taxes, costs associated with the transaction and certain other items, the Company expects to have approximately $10 million in cash available for future operations.

The Buyer also assumed approximately $28.5 million of debt and other liabilities related to the business acquired, as well as substantially all of the Company's medical equipment leases. American Shared has retained approximately $12.5 million of debt and other liabilities related to its ongoing business. After recognizing a Gain on Sale from the transaction in its fiscal fourth quarter 1998, American Shared said its Shareholder Equity (net worth) will be approximately $12 million.

American Shared has retained its Gamma Knife operations and its plans for The Operating Room for the 21st Century (sm). The Company currently operates 5 Gamma Knife units including 3 in California, one

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                        AMERICAN SHARED HOSPITAL SERVICES



PRESS RELEASE                                                  November 13, 1998
re: Sale of Diagnostic Imaging Business                                   Page 2


in Texas and one in Connecticut. It has 5 additional units under contract in Massachusetts, New Jersey, Ohio, Arkansas and Brazil. Most of those additional Gamma Knife units are expected to begin operations in Spring 1999, with all operating by the end of that year.

This press release may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services, which involve risks and uncertainties including, but not limited to, the possible effect of accounting and other closing adjustments following the consummation of the sale transaction and the risks of the Gamma Knife business, including the Company's limited access to capital and the need for a substantial investment, the limited market for the Gamma Knife, the small number of Gamma Knife manufacturers, competition from other modalities, technological obsolescence and reduced Medicare and Medicaid reimbursement rates for Gamma Knife treatments. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services are included in the filings of American Shared Hospital Services with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 1997, its quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1998, and its definitive Proxy Statement for the Special Meeting of Shareholders held on November 13, 1998.

American Shared Hospital Services is a medical services company with interests in radiosurgery services (through its 81% interest in GK Financing, LLC), insurance services, and its program for The Operating Room for the 21st Century
(sm).

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                                Contact:          Richard Magary
                                                  415/788-5300  M-F, 8am-5pm PT
                                                  415/658-8003  after hours
                                                  415/431-2359 home

                                Website:          www.ashs.com